Exhibit 10.1

PURCHASE AGREEMENT

by and among

SSPE, LLC,
as a Seller

SSPE INVESTMENT TRUST I,
as a Seller

and

CLST ASSET TRUST II,
as the Buyer

Dated as of December 10, 2008

i

ANNEXES

ANNEX A                                                       Notice Addresses

SCHEDULES

SCHEDULE I              Sale Assets List

EXHIBITS

EXHIBIT A                                                  Form of Sale Assignment

ii

THIS PURCHASE AGREEMENT (such agreement as amended, modified, supplemented or restated from time to time, the “Agreement”) is dated as of December 10, 2008, by and among SSPE, LLC, a Delaware limited liability company (together with its successors and assigns, “SSPE”), as a seller, SSPE INVESTMENT TRUST I, a Delaware statutory trust (together with its successors and assigns, “Trust I”), as a seller (each of SSPE and Trust I, a “Seller” and, together, the “Sellers”), and CLST ASSET TRUST II, a Delaware statutory trust, as the buyer (in such capacity, the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Buyer desires to purchase from each Seller and each Seller desires to sell to the Buyer from time to time certain receivables and installment sales contracts originated or acquired by such Seller in the ordinary course of its business, together with, among other things, certain related security and rights of payment thereunder; and

WHEREAS, each Seller and the Buyer acknowledge that any liens and security interests in the receivables, installment sales contracts and related security sold or otherwise conveyed by such Seller to the Buyer hereunder will be granted and assigned by the Buyer, pursuant to the Credit Agreement (as defined herein) and the related Transaction Documents, to the Administrative Agent, as agent for the Secured Parties under the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

GENERAL

Section 1.1.                                Defined Terms.

Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement (as defined below).  As used herein, the following terms have the meanings provided below.

“Agreement”:  Defined in the Preamble.

“Buyer”:  Defined in the Preamble.

“Credit Agreement”:  The Second Amended and Restated Revolving Credit Agreement, dated as of December 10, 2008, by and among SSPE, as a borrower, the Buyer, as a borrower, Trust I, as a borrower, Summit Consumer Receivables Fund, L.P., as the originator and as a guarantor, Summit Alternative Investments, LLC, as the initial servicer, Eric J. Gangloff, as a guarantor, each of the Lenders from time to time party thereto, Fortress Credit Corp., as the administrative agent, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer, and U.S. Bank National Association, as the collateral custodian.

“Excepted Persons”:  Defined in Section 8.14(a).

“Inconsistent Determination”:  Defined in Section 2.1(g).

“Protective Filing”:  Defined in Section 2.1(g).

“Purchase”:  A purchase by the Buyer of Sale Assets pursuant to Section 2.1.

“Purchase Date”:  Each Business Day on which any Sale Assets is acquired by the Buyer pursuant to the terms of this Agreement, as set forth in the related Sale Assignment.

“Purchase Price”:  Defined in Section 2.2.

“Receivables”:  The receivables and installment sales contracts listed on Schedule I hereto that are sold, transferred, assigned or otherwise conveyed by the applicable Seller to the Buyer on the initial Purchase Date, and any receivables listed on the appropriate schedule to an applicable Sale Assignment (which schedules shall be incorporated herein by reference) that are sold, transferred, assigned or otherwise conveyed by such Seller to the Buyer on any subsequent Purchase Date.

“Sale Assets”: Defined in Section 2.1(a).

“Sale Assignment”:  Defined in Section 2.1(b).

“Seller” and “Sellers”:  Defined in the Preamble.

“Termination Effective Date”:  The date that is the later of (a) the date the non-terminating party receives written notice of termination from the terminating party and (b) the date specified in the written termination notice delivered by the terminating party.

Section 1.2.                                Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and used but not specifically defined herein, are used herein as defined in such Article 9.

Section 1.3.                                Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”

Section 1.4.                                Interpretation.

In this Agreement, unless a contrary intention appears:

(i)                                     the singular number includes the plural number and vice versa;

(ii)                                  reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)                               reference to any gender includes each other gender;

(iv)                              reference to day or days without further qualification means calendar days;

(v)                                 reference to any time means Eastern Standard time;

(vi)                              reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(vii)                           reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

ARTICLE II.

SALE, TRANSFER AND ASSIGNMENT

Section 2.1.                                Sale, Transfer and Assignment.

(a)                                  On the terms and subject to the conditions set forth in this Agreement (including the conditions to Purchase set forth in Article III), on each Purchase Date, the applicable Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Buyer, and the Buyer hereby purchases and takes from such Seller, all right, title and interest of such Seller in the property identified in clauses (i) through (iii) below, whether constituting accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions or other property of such Seller, including the following (in each case excluding any Excluded Amounts and Retained Interest) (collectively, the “Sale Assets”):

(i)                                     the Receivables identified by such Seller as of any Purchase Date which are listed on Schedule I to the applicable Sale Assignment, together with all monies due or to become due in payment under such Receivables on and after the applicable Purchase Date, including, but not limited to, all Collections;

(ii)                                  all Related Security with respect to the Receivables referred to in clause (i) above; and

(iii)                               all income and Proceeds of the foregoing.

(b)                                 Either the Sellers, on the one hand, or the Buyer, on the other hand, may, in their respective sole discretion at any time after March 30, 2009 terminate this Agreement by delivery of written notice to the non-terminating party (i.e., the Sellers or the Buyer, as the case may be) not less than 30 days prior to the Termination Effective Date.

(c)                                  The applicable Seller shall, on or prior to each Purchase Date, execute and deliver to the Buyer a certificate of assignment (the “Sale Assignment”) in the form of Exhibit A hereto.

(d)                                 Except as specifically provided in this Agreement, the sale and purchase of Sale Assets under this Agreement shall be without recourse to the Sellers; however, it being understood that the applicable Seller shall be liable to the Buyer for all representations, warranties and covenants made by such Seller pursuant to the terms of this Agreement.

(e)                                  The Buyer, the Administrative Agent, each Lender, each Guarantor, the Backup Servicer and the Collateral Custodian shall not have any obligation or liability to any Obligor (including any obligation to perform any of the obligations of the Sellers (including any obligation with respect to any other related agreements)). No such obligation or liability is intended to be assumed by the Buyer, the Administrative Agent, any Lender, any Guarantor, the Backup Servicer or the Collateral Custodian, and any such assumption is expressly disclaimed.

(f)                                    In connection with each Purchase of Sale Assets hereunder (other than the initial Purchase), the applicable Seller shall have delivered the Required Receivable File to the Collateral Custodian, no later than 2:00 p.m. (I) two (2) Business Days prior to the related Funding Date with respect to Receivables acquired from “Sellers” (as such term is defined in the Credit Agreement) of Receivables included in the Sale Assets on a prior Purchase Date and (II) five (5) Business Days prior to the related Purchase Date with respect to all other Receivables acquired from “Sellers” (as such term is defined in the Credit Agreement) of Receivables not previously included in the Sale Assets.  The Required Receivable Files shall be held by the Collateral Custodian in escrow until such Purchase shall occur on the related Purchase Date.

(g)                                 It is the intention of the parties hereto that the conveyances of all right, title and interest of the applicable Seller in and to any Sale Assets to the Buyer as provided in this Section 2.1 shall constitute absolute transfers conveying good title, free and clear of any Lien (other than Permitted Liens) and that the Sale Assets shall not be part of the bankruptcy estate of such Seller in the event of an Insolvency Event with respect to such Seller.  Furthermore, it is not intended that any such conveyance be deemed a pledge of the Receivables and the other Sale Assets to the Buyer to secure a debt or other obligation of the applicable Seller.  If, however, notwithstanding the intention of the parties, any conveyance provided for in this Section 2.1 is determined by a court of competent jurisdiction or other Governmental Authority to be a transfer for security (an “Inconsistent Determination”), then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and the applicable Seller hereby grants to the Buyer a “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in, to and under the related Sale Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of such Sale Assets together with all of the other obligations of such Seller hereunder.  The Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other Applicable Law, which rights and remedies shall be cumulative.  In connection herewith, the Buyer shall be permitted to file (at its own expense) protective UCC financing statements necessary for the Buyer to have a perfected security interest in the Sale Assets in the event of an Inconsistent Determination (each a “Protective Filing”).  Furthermore, automatically upon an Inconsistent Determination and without any further action by the applicable Seller or the Buyer, or any amendment to this Agreement being required, each representation or warranty by such Seller attesting as to the valid conveyance of Sale Assets shall be deemed to be a representation and warranty that such Seller has granted the Buyer a valid and continuing security interest in the Sale Assets, free and clear of all Liens (except for Permitted Liens).

Section 2.2.                                Purchase Price.

The purchase price (the “Purchase Price”) for each item of Sale Assets sold to the Buyer by a Seller under this Agreement shall be a dollar amount equal to the purchase price paid by such Seller for the applicable Receivables under such Seller’s Sale Agreement, in each case to be paid in accordance with Section 2.3.

Section 2.3.                                Payment of Purchase Price.

(a)                                  The Purchase Price for any Sale Assets sold by a Seller to the Buyer on any Purchase Date shall be paid in a combination of (i) immediately available funds and (ii) if the Buyer lacks sufficient funds to pay the full amount of such Purchase Price (after taking into account the proceeds the Buyer expects to receive pursuant to the Credit Agreement), cash paid by CLST Asset II, LLC or other members of the Buyer in connection with a capital contribution by such member(s) to the Buyer.

(b)                                 The applicable Seller, in connection with each delivery of a Sale Assignment hereunder relating to any Sale Assets, shall be deemed to have certified, with respect to such Sale Assets, that its representations and warranties contained in Article IV are true and correct in all material respects as of the related Purchase Date (except to the extent such representations and warranties relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

(c)                                  Upon the payment of the Purchase Price for any Purchase, title to the Sale Assets included in such Purchase shall rest in the Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that the Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by the applicable Seller in fact to satisfy any such condition precedent, covenant or agreement.

ARTICLE III.

CONDITIONS PRECEDENT

Section 3.1.                                Consummation of the Transaction Documents.

The closing and initial purchase hereunder are subject to the conditions precedent that each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled.

Section 3.2.                                Conditions Precedent to all Purchases.

The obligations of the Buyer to Purchase the Sale Assets as contemplated by this Agreement on any Purchase Date shall be subject to the satisfaction of the following conditions precedent, which conditions may be waived by the Buyer with the consent of the Administrative Agent:

(a)                                  the applicable Seller shall have delivered to the Buyer a duly executed and completed Sale Assignment along with a Schedule I thereto that is true, accurate and complete in all material respects as of the related Purchase Date (except that, to the extent any representation or warranty referenced therein expressly relates to an earlier date, such representation or warranty was true, accurate and complete in all material respects on and as of such earlier date);

(b)                                 no Event of Default or Servicer Default would occur as a result of such Purchase; and

(c)                                  no Applicable Law shall prohibit or enjoin, and no order, judgment or decree of any Governmental Authority shall prohibit or enjoin, the making of any such Purchase by the Buyer in accordance with the provisions hereof.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.1.                                Representations and Warranties of the Sellers Relating to the Sale Assets.

The applicable Seller hereby represents and warrants to the Buyer, as of each Purchase Date, that (i) the applicable portion of Schedule I is an accurate and complete listing of all the Sale Assets to be transferred on such Purchase Date and the information contained therein with respect to the identity of such Sale Assets and the amounts owing thereunder is true, correct and complete in all material respects as of such Purchase Date, and (ii) each Receivable included in such Sale Assets is an Eligible Receivable.

It is understood and agreed that the representations and warranties provided in this Section 4.1 shall survive (x) the sale and assignment of such Sale Assets to the Buyer and (y) any subsequent transfer of such Sale Assets by the Buyer (including its grant of a security interest in, to and under such Sale Assets pursuant to the Credit Agreement).  Upon discovery by the applicable Seller or the Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Administrative Agent and each Lender.

ARTICLE V.

COVENANTS

Section 5.1.                                Affirmative Covenants of the Sellers.

From the date hereof until the Collection Date, each Seller hereby covenants and agrees as follows:

(a)                                  Performance and Compliance with Sale Assets.  Such Seller will, at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Sale Assets conveyed by it hereunder and all other agreements related to such Sale Assets.

(b)                                 Furnishing of Information, etc.  Such Seller will furnish to the Buyer promptly, from time to time, such information, documents, records or reports respecting the Sale Assets or the condition or operations, financial or otherwise, of such Seller as the Buyer may from time to time reasonably request in order to protect the interests of the Buyer under or as contemplated by this Agreement and the Credit Agreement.

ARTICLE VI.

REPURCHASE OBLIGATION

Section 6.1.                                Retransfer of Sale Assets.

If on any day a Receivable is (or becomes) subject to a Warranty Event, the applicable Seller shall, within ten (10) Business Days of the earlier of a Responsible Officer of such Seller obtaining actual knowledge of such circumstance or receipt by such Seller from the Buyer, the Servicer or the Administrative Agent of written notice thereof, make a deposit to the Collection Account in immediately available funds in an amount equal to the sum of (a) the Outstanding Receivable Balance with respect to such Receivable and any interest accrued thereon through the applicable Retransfer Date, and (b) any costs and damages incurred by the Administrative Agent or by any Secured Party in connection with any violation by such Receivable of any predatory or abusive lending law (collectively, the “Retransfer Price”).  In the foregoing instance, the applicable Seller shall accept retransfer of each such Receivable and any Related Security.

Section 6.2.                                Repurchase Limitations.

Each Seller and Buyer agree that the applicable Seller may only repurchase any Sale Assets from the Buyer in the case of a repurchase or retransfer of any Receivable pursuant to Section 6.1.

Section 6.3.           Retransfer of Sale Assets.

Upon confirmation of the deposit of the Retransfer Price of a Receivable subject to a Warranty Event into the Collection Account (the date of such delivery for such Receivable, the “Retransfer Date”) for such Receivable pursuant to Section 6.1, the Buyer shall, automatically and without further action be deemed to transfer, assign and set-over to the applicable Seller, without recourse, representation or warranty, all the right, title and interest of the Buyer in, to and under such Receivable and all future monies due or to become due with respect thereto and the Related Security (including all Proceeds of such Receivable and Recoveries relating thereto, all rights to security for any such Receivable and all Proceeds and products of the foregoing).  The Buyer shall, at the sole expense of the applicable Seller, execute such documents and instruments of transfer as may be prepared by such Seller, execute such instruments of termination or release in favor of the Buyer with respect to such Receivable to be released from the Lien of this Agreement as the Buyer may reasonably request (in recordable form if necessary) and take any other such actions as shall reasonably be requested by such Seller to effect the transfer of such Receivable pursuant to this Section 6.3.

ARTICLE VII.

ADDITIONAL RIGHTS AND OBLIGATIONS IN
RESPECT OF THE SALE ASSETS

Section 7.1.           Rights of the Buyer.

(a)           Except as set forth in Section 6.1 with respect to the retransfer of certain Receivables, the Buyer shall have no obligation to account for, replace, substitute or return any Sale Assets to the applicable Seller.  The Buyer shall have no obligation to account for or to return Collections, or any interest or other finance charge collected pursuant thereto, to the applicable Seller, irrespective of whether such Collections and charges are in excess of the Purchase Price for such Sale Assets.

(b)           The Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Sale Assets and all of the Buyer’s right, title and interest in, to and under this Agreement, on whatever terms the Buyer shall determine, pursuant to the Credit Agreement or otherwise.

(c)           The Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Sale Assets and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

Section 7.2.           Notice to Administrative Agent.

Each Seller agrees that, concurrently with its delivery to the Buyer, copies of all notices, reports, documents and other information required to be delivered by such Seller to the Buyer hereunder shall be delivered by such Seller to the Administrative Agent.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1.           Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by the Buyer and the Sellers and consented to in writing by the Administrative Agent.

Section 8.2.           Notices, Etc.

All notices, reports and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or electronic mail) and mailed, e-mailed, faxed, transmitted or delivered, as to each party hereto, at its address (or specified address) set forth on Annex A hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto.  All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by e-mail, when verbal or electronic communication receipt is obtained, or (b) notice by facsimile copy, when verbal communication of receipt is obtained.

Section 8.3.           Limitation of Liability.

Notwithstanding any contrary provision set forth herein, no claim may be made by any Person or its Affiliates, directors, officers, trustees, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each party hereto hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 8.4.           Binding Effect; Benefit of Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The Secured Parties, the Collateral Custodian, the Backup Servicer and any Successor Servicer shall be express third-party beneficiaries of this Agreement to the extent any such party has been assigned rights under this Agreement.

Section 8.5.           GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK.  EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE

GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 8.6.           WAIVER OF JURY TRIAL.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 8.7.           Costs, Expenses and Taxes.

Each party hereto agrees to pay its own costs and expenses incurred in connection with this Agreement and the other documents to be delivered hereunder or in connection herewith (including but not limited to any taxes and fees payable or determined to be payable to any Governmental Authority in connection with the execution, delivery, filing and recording of this Agreement and the other documents to be delivered hereunder).

Section 8.8.           No Proceedings.

Each Seller hereby agrees that it will not institute against, or join any other Person in instituting against, the Buyer any Insolvency Proceeding so long as there shall not have elapsed one year and one day (or such longer preference period as shall then be in effect) since the Collection Date.

Section 8.9.           Recourse Against Certain Parties.

(a)           Except as otherwise provided in Section 13.11 and Article XIV of the Credit Agreement, no recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of a Seller as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, officer, trustee, employee or director of such Seller, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Seller contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the limited liability company or statutory trust obligations, as the case may be, of such Seller, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, officer, trustee, employee or director of such Seller, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Seller contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, officer, trustee, employee or director of such Seller, or any of them, for breaches by such Seller of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

(b)           Except as otherwise provided in Section 13.11 and Article XIV of the Credit Agreement, no recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Buyer as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any incorporator, officer, trustee, employee or director of the Buyer, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Buyer contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the statutory trust obligations of the Buyer, and that no personal liability whatsoever shall attach to or be incurred by any incorporator, officer, trustee, employee or director of the Buyer, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Buyer contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of each incorporator, officer, trustee, employee or director of the Buyer, or any of them, for breaches by the Buyer of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

Section 8.10.        Protection of Right, Title and Interest in the Sale Assets; Further Action Evidencing the Purchase.

(a)           Each Seller shall cooperate with the Buyer and the Administrative Agent with respect to all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Buyer to the Sale Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the first priority security interest (subject to Permitted Liens) of the Buyer hereunder to all property comprising the Sale Assets.  Each Seller shall cooperate fully with the Buyer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 8.10.

(b)           Each Seller agrees that from time to time, at the Buyer’s expense, it will promptly authorize, execute and deliver all instruments and documents, and take all actions, that the Buyer or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables hereunder and the first priority perfected security interest (subject to Permitted Liens) granted in the Sale Assets, or to enable the Buyer, the Administrative Agent or the other Secured Parties to exercise and enforce their rights and remedies hereunder or under any other Transaction Document.

(c)           If a Seller fails to perform any of its obligations hereunder with respect to the maintenance of the perfection and priority (subject to Permitted Liens) of the interests of the Buyer or the Administrative Agent in the Sale Assets, the Buyer, the Administrative Agent or

any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Administrative Agent’s or any Secured Party’s costs and expenses incurred in connection therewith shall be payable by such Seller.  If a Seller fails to perform any of its other obligations hereunder for ten (10) days following receipt of notice from the Buyer or any Secured Party, the Administrative Agent or any Secured Party may (but shall not be required to) perform, or cause performance of, such obligation; and the Buyer’s, the Administrative Agent’s or any Secured Party’s costs and expenses incurred in connection therewith shall be payable by such Seller.  Each Seller irrevocably authorizes the Administrative Agent at any time and from time to time at the Administrative Agent’s sole discretion and appoints the Administrative Agent as its attorney-in-fact to act on behalf of such Seller (i) to file Protective Filings on behalf of such Seller, as debtor, necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority (subject to Permitted Liens) of the interest of the Buyer or the Administrative Agent in the Sale Assets in the event of an Inconsistent Determination, and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Sale Assets as a financing statement in such offices as the Buyer or the Administrative Agent in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority (subject to Permitted Liens) of the interests of the Buyer or the Administrative Agent in the Sale Assets.  This appointment is coupled with an interest and is irrevocable.

Section 8.11.        Execution in Counterparts; Severability; Integration.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  This Agreement, the Transaction Documents and any other agreements or letters (including fee letters) executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

Section 8.12.        Waiver of Setoff.

Neither the Buyer’s nor any Seller’s obligations under this Agreement shall be affected by any right of setoff, counterclaim, recoupment, defense or other right such party might have against the other such party, the Administrative Agent, any Lender, the Backup Servicer, the Collateral Custodian and any Successor Servicer or any assignee of such Persons, all of which rights are hereby waived.

Section 8.13.        Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 8.14.        Confidentiality.

(a)           Each of the Buyer and each Seller shall maintain and shall cause each of its employees, directors, officers, trustees, members, partners, agents and affiliates to maintain the confidentiality of this Agreement and all information with respect to the other parties, including all information regarding the business of the Buyer and the Sellers obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its employees, directors, officers, trustees, members, partners, agents and affiliates may (i) disclose such information to its external accountants, attorneys, investors, potential investors, credit enhancers and the agents and advisors of such Persons (“Excepted Persons”); provided, however, that each Excepted Person shall be notified of the confidentiality restrictions hereof and shall, as a condition to any such disclosure, agree for the benefit of the parties hereto that such information shall be used solely in connection with such Excepted Person’s evaluation of, or relationship with, the Buyer and the Sellers and their affiliates, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Transaction Documents for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies, or interests under or in connection with any of the Transaction Documents.  It is understood that the financial terms that may not be disclosed except in compliance with this Section 8.14(a) include, without limitation, all fees and other pricing terms, and all Events of Default.  If any Excepted Person discloses any confidential information pursuant to this Section 8.14(a), it shall provide prompt notice thereof to the Buyer or the Sellers, as appropriate.

(b)           Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known (other than through the violation of this Agreement), (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee the disclosing entity or its affiliates, or (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which the disclosing entity or an officer, trustee, members, partners, director, employer, shareholder or affiliate of any of the foregoing is a party (so long as the disclosing Person provides prompt notice thereof to the applicable party with respect to which such information relates), or (iii) any other disclosure authorized by the Buyer or the applicable Seller in the case of information with respect to it.

(c)           Notwithstanding anything to the contrary in this Agreement, to the extent this Section 8.14 is inconsistent with that certain letter agreement regarding confidentiality dated December 1, 2008 among Summit Consumer Receivables Fund, L.P., Summit Alternative Investments, LLC, SSPE, Trust I, Eric J. Gangloff and CLST Financo, Inc., such letter agreement shall control.

Section 8.15.        Assignment.

Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or a Seller except as permitted by this Section 8.15 or by the Credit Agreement.  Simultaneously with the execution and delivery of this Agreement, the Buyer will, pursuant to the Credit Agreement, assign all of its right, title and interest in this Agreement to the Administrative Agent as agent for the Secured Parties, to which assignment each Seller hereby expressly consents.  Upon assignment, each Seller agrees to perform its obligations hereunder for the benefit of the Administrative Agent as agent for the Secured Parties and the Administrative Agent, in such capacity, shall be a third party beneficiary hereof.  The Administrative Agent as agent for the Secured Parties upon such assignment may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of each Seller hereunder without joinder of the Buyer.

Section 8.16.        No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Buyer or a Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.  Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

Section 8.17.        Subordination.

Each Seller shall have the right to receive, and the Buyer shall make, any and all payments relating to any indebtedness, obligation or claim such Seller may from time to time hold or otherwise have against the Buyer or any assets or properties of the Buyer, whether arising hereunder or otherwise existing; provided that after giving effect to any such payment, there may not be a Borrowing Base Deficiency.  Each Seller hereby agrees that at any time during which the condition set forth in the proviso of the preceding sentence shall not be satisfied, such Seller shall be subordinate in right of payment to the prior payment of any indebtedness or obligation of the Buyer owing to the Lenders, the Administrative Agent or any other Secured Party under the Credit Agreement.

Section 8.18.        Survival of Certain Provisions.

Notwithstanding any provision contained herein to the contrary, each Seller’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Collection Date; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by each Seller pursuant to Articles III and IV, and the provisions of Sections 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9 and 8.14 shall be continuing and shall survive any termination of this Agreement.

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IN WITNESS WHEREOF, the Buyer and the Sellers have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

SSPE, LLC, as a Seller

By:	/s/ Eric J. Gangloff
Name:	Eric J. Gangloff
Title:	President

SSPE INVESTMENT TRUST I, as a Seller

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Diane Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

CLST ASSET TRUST II, as the Buyer

By:	U.S. Bank Trust National Association, not in its individual capacity but solely as statutory trustee

By:	/s/ Diane Reynolds
Name:	Diane L. Reynolds
Title:	Vice President

Purchase Agreement

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